UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

April 28, 2009

Date of report (Date of earliest event reported)

Arête Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado	33-16820-D	84-1508638
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

P. O. Box 141, Westminster, CO 80032

(Address of principal executive offices, including zip code)

(303) 427-8688

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01	Entry into Material Definitive Agreement

On April 28, 2009, Arête Industries, Inc. (“Arête”) entered into a Purchase and Sale Agreement by and between Tucker Family Investments, LLLP, DNR Oil & Gas, Inc., and Tindall Operating Company for the purchase of certain oil and gas operating properties in Colorado, Kansas, Wyoming, and Montana. The agreement calls for a base purchase of the property, with an agreement for additional sales price based on prices and production over the next year. In addition, the agreement includes an operation agreement for the continued operations of the properties by DNR Oil & Gas, Inc. The deal is expected to be completed on June 1, 2009 based on the financing agreement that has been arranged for this purchase by First Diversified Financial Services, Inc.

Section 8. Other Events

Item 8.01	Other Events

On April 28, 2009, the Company issued a press release announcing the entering into a definitive agreement for the purchase of certain oil & gas operating proprties. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read the press release in its entirety.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibits.

Exhibit 99.1	Press Release dated April 28, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARETE INDUSTRIES, INC.

Date: April 29, 2009	By:	/s/ Charles L. Gamber
Name: Charles L. Gamber
Title: CEO and Director